                     THE JUDGE GROUP, INC. AND SUBSIDIARIES

                                                                   EXHIBIT 11.1
                        COMPUTATION OF EARNINGS PER SHARE
                           THREE MONTHS ENDED JUNE 30

                                                                                        1999               1998
                                                                                        ----               ----
Income from continuing operations                                                      $ 522,724          $ 808,573
Loss from operations of discontinued JIMS                                               (839,410)          (299,061)
Loss on disposal of JIMS                                                              (6,282,972)                 0
                                                                                    ------------        -----------
Net Income (Loss)                                                                   ($ 6,599,658)         $ 509,512
                                                                                    ============        ===========
Basic: *
    Weighted Average Shares Outstanding                                               13,647,369         13,468,958
                                                                                    ============        ===========
    Basic income per share from continuing operations                                     $ 0.04             $ 0.06
    Basic loss per share from discontinued operations                                    ($ 0.06)           ($ 0.02)
    Basic loss per share from disposal of JIMS                                           ($ 0.46)            $ 0.00
                                                                                    ------------        -----------
    Basic income (loss) per share                                                        ($ 0.48)            $ 0.04
                                                                                    ============        ===========
Diluted: *
    Weighted Average Shares Outstanding                                               13,703,419         13,491,998
                                                                                    ============        ===========
    Diluted income per share from continuing operations                                   $ 0.04             $ 0.06
    Diluted loss per share from discontinued operations                                  ($ 0.06)           ($ 0.02)
    Diluted loss per share from disposal of JIMS                                         ($ 0.46)            $ 0.00
                                                                                    ------------        -----------
    Diluted income (loss) per share                                                      ($ 0.48)            $ 0.04
                                                                                    ============        ===========

(1) Options on 1,981,550 shares and 1,190,750 shares in 1999 and 1998, respectively, not included in computing diluted earnings per share because their effects are anti-dilutive.
(2) In 1998 options to purchase 205,000 shares, less 182,000 shares to be purchased under the Treasury Stock method, are included in weighted average shares outstanding.
(3) Excludes 40,000 shares of Treasury Stock from its date of purchase on February 28, 1998.
*   Earnings per share amounts are rounded.

                        COMPUTATION OF EARNINGS PER SHARE
                            SIX MONTHS ENDED JUNE 30

                                                                                         1999              1998
                                                                                         ----              ----
Income from continuing operations                                                    $ 1,023,463        $ 1,392,273
Loss from operations of discontinued JIMS                                             (1,920,040)          (519,627)
Loss on disposal of JIMS                                                              (6,282,972)                 0
                                                                                    ------------        -----------
Net Income (Loss)                                                                   ($ 7,179,549)         $ 872,646
                                                                                    ============        ===========
Basic: *
    Weighted Average Shares Outstanding                                               13,574,739         13,419,350
                                                                                    ============        ===========
    Basic income per share from continuing operations                                     $ 0.08             $ 0.10
    Basic loss per share from discontinued operations                                    ($ 0.14)           ($ 0.03)
    Basic loss per share from disposal of JIMS                                           ($ 0.47)            $ 0.00
                                                                                    ------------        -----------
    Basic income (loss) per share                                                        ($ 0.53)            $ 0.07
                                                                                    ============        ===========
Diluted: *
    Weighted Average Shares Outstanding                                               13,630,789         13,442,390
                                                                                    ============        ===========
    Diluted income per share from continuing operations                                   $ 0.08             $ 0.10
    Diluted loss per share from discontinued operations                                  ($ 0.14)           ($ 0.03)
    Diluted loss per share from disposal of JIMS                                         ($ 0.47)            $ 0.00
                                                                                    ------------        -----------
    Diluted income (loss) per share                                                      ($ 0.53)            $ 0.07
                                                                                    ============        ===========

(1) Options on 1,981,550 shares and 1,190,750 shares in 1999 and 1998, respectively, not included in computing diluted earnings per share because their effects are anti-dilutive.
(2) In 1998 options to purchase 205,000 shares, less 182,000 shares to be purchased under the Treasury Stock method, are included in weighted average shares outstanding.
(3) Excludes 40,000 shares of Treasury Stock from its date of purchase on February 28, 1998.
*   Earnings per share amounts are rounded.

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